UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2013

VICOR CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18277	04-2742817

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Frontage Road, Andover, Massachusetts 01810

(Address of Principal Executive Offices) (Zip Code)

(978) 470-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2013 Annual Meeting of Stockholders of the Company was held on June 21, 2013. Under the Company’s charter, each share of the Company’s Common Stock entitles the holder thereof to one vote per share, and each share of the Company’s Class B Common Stock entitles the holder thereof to ten votes per share. The proposal listed below was submitted to a vote of security holders at the 2013 Annual Meeting of Stockholders.

Proposal 1 - To fix the number of directors at nine and the election of directors to the Board of Directors of the Company.

Nominees	Votes For	Votes Withheld
Patrizio Vinciarelli	132,803,640	4,829,693
Estia J. Eichten	130,716,955	6,916,378
David T. Riddiford	131,936,789	5,696,544
Barry Kelleher	132,769,052	4,864,281
Samuel Anderson	132,799,116	4,834,217
Claudio Tuozzolo	132,805,191	4,828,142
James A. Simms	131,524,351	6,108,982
Jason L. Carlson	131,937,991	5,695,342
Liam K. Griffin	131,925,572	5,707,761

There were no broker non-votes and no abstentions on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR CORPORATION

Date: June 26, 2013	By:	/s/ James A. Simms
James A. Simms
Chief Financial Officer